EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

(AS OF FEBRUARY 28, 2006)

Account A and Account C have no subsidiaries. The following sets forth the name and jurisdiction of incorporation of the subsidiaries of The Northwestern Mutual Life Insurance Company.

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION
Alexandra International Sales, Inc.	U.S. Virgin Islands
Amber, LLC	Delaware
Baraboo, Inc.	Delaware
Bayridge, LLC	Delaware
Bradford, Inc.	Delaware
Brendan International Sales, Inc.	U.S. Virgin Islands
Brian International Sales, Inc.	U.S. Virgin Islands
Burgundy, LLC	Delaware
Carlisle Ventures, Inc.	Delaware
Cass Corporation	Delaware
Chateau, Inc.	Delaware
Chateau, LLC	Delaware
Chateau I, LP	Delaware
Coral, Inc.	Delaware
Diversey, Inc.	Delaware
Elderwood International Sales, Inc.	U.S. Virgin Islands
Elizabeth International Sales, Inc.	U.S. Virgin Islands
Frank Russell Company	Washington
Frank Russell Investment Management Company	Washington
Green Room Properties, LLC	Delaware
Hazel, Inc.	Delaware
Health Invest, LLC	Delaware
Higgins, Inc.	Delaware
Highbrook International Sales, Inc.	U.S. Virgin Islands
Hobby, Inc.	Delaware
INV Corp.	Delaware
Justin International FSC, Inc.	U.S. Virgin Islands
Jersey Par, LLC	Delaware
JYD Assets, LLC	Delaware
KerryAnne International Sales, Inc.	U.S. Virgin Islands
Klode, Inc.	Delaware
Kristiana International Sales, Inc.	U.S. Virgin Islands
Lake Bluff, Inc.	Delaware
Larkin, Inc.	Delaware
Logan, Inc.	Delaware
Lydell, Inc.	Delaware
Mallon International Sales, Inc.	U.S. Virgin Islands
Maroon, Inc.	Delaware
Mason & Marshall, Inc.	Delaware
Mason Street Advisors, LLC	Delaware
Mason Street Funds, Inc.	Maryland
Mitchell, Inc.	Delaware
NM Albuquerque Inc.	New Mexico
NM Regal, LLC	Delaware
NM-Exchange, LLC	Delaware
NM Harrisburg, Inc.	Pennsylvania
NM Imperial, LLC	Delaware
NM Majestic Holdings, LLC	Delaware
NMIS Alabama Agency, LLC	Alabama
NMIS Massachusetts Insurance Agency, LLC	Massachusetts
NMIS Georgia Agency, LLC	Georgia
NML Buffalo Agency, Inc.	New York
NML-CBO, LLC	Delaware
NML Development Corporation	Delaware

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NML/Mid-Atlantic, Inc.	New Jersey
NML Real Estate Holdings, LLC	Wisconsin
NML Securities Holdings, LLC	Wisconsin
NML/Tallahassee, Inc.	Florida
NVOP, Inc.	Delaware
NVOP, LLC	Delaware
NVOP Fairfax Ridge	Delaware
NW Pipeline, Inc.	Texas
Network Planning Advisors, L.L.C.	Wisconsin
New Arcade, LLC	Wisconsin
Nicolet, Inc.	Delaware
North Van Buren, Inc.	Delaware
Northwestern Ellis Company	Nova Scotia
Northwestern Foreign Holdings B.V.	Netherlands
Northwestern International Holdings, Inc.	Delaware
Northwestern Investment Management Company, LLC	Delaware
Northwestern Long Term Care Insurance Company	Illinois
Northwestern Mutual Investment Services, LLC	Wisconsin
Northwestern Mutual Las Vegas, Inc.	Nevada
Northwestern Mutual Life International, Inc.	Delaware
Northwestern Mutual Series Fund, Inc.	Maryland
Northwestern Mutual Wealth Management Company	Federal Savings Bank (subject to jurisdiction of the Office of Thrift Supervision)
Northwestern Real Estate Partnership Holdings, LLC	Delaware
Northwestern Reinsurance Holdings N.V.	Netherlands
Northwestern Securities Holdings, LLC	Delaware
Northwestern Securities Partnership Holdings, LLC	Delaware
Olive, Inc.	Delaware
Painted Rock Development Company	Arizona
Park Forest Northeast, Inc.	Delaware
RE Corporation	Delaware
Regina International Sales, Inc.	U.S. Virgin Islands
Rocket Sports, Inc.	Texas
Russell Investment Funds	Massachusetts
Russet, Inc.	Delaware
Scotty, LLC	Delaware
Sean International Sales, Inc.	U.S. Virgin Islands
Solar Resources, Inc.	Wisconsin
St. James Apartments, LLC	Delaware
Stadium and Arena Management, Inc.	Delaware
Summit Mall, LLC	Delaware
Travers International Sales, Inc.	U.S. Virgin Islands
Tupelo, Inc.	Delaware
Walden OC, LLC	Delaware
White Oaks, Inc.	Delaware

Certain non-insurance subsidiaries are omitted on the basis that, considered in the aggregate, they did not constitute a significant subsidiary as defined by Regulation S-X at December 31, 2005.

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